SOUND SHORE FUND, INC.
                            ADMINISTRATION AGREEMENT


         AGREEMENT made as of the 24th day of January 1997, and amended this 1st day of February, 2001, by and between Sound Shore Fund, Inc. (the "Fund"), a corporation operating as an open-end investment company under the Investment Company Act of 1940, duly organized and existing under the laws of the State of Maryland, with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Administrative Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and issues its shares of common stock, $0.001 par value (the "Shares"); and

         WHEREAS, the Fund desires that Forum perform certain administrative services for the Fund and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Fund and Forum hereby agree as follows:

         SECTION 1.  APPOINTMENT

         The Fund hereby appoints Forum, and Forum hereby agrees, to act as administrator of the Fund for the period and on the terms set forth in this Agreement. In connection therewith, the Fund has delivered to Forum copies of its Articles of Incorporation and Bylaws (collectively, as amended from time to time, "Organic Documents"), the Fund's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Act (the "Registration Statement") and the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish Forum with all amendments of or supplements to the foregoing.

         SECTION 2.  DUTIES OF FORUM

         (a) Subject to the direction and control of the board of directors of the Fund (the "Board"), Forum shall manage all aspects of the Fund's operations except those that are the responsibility of Sound Shore Management, Inc. (the "Adviser"), all in such manner and to such extent as may be authorized by the Board.

         (b)      Forum shall:

         (i) oversee (A) the preparation and maintenance by the Adviser and the Fund's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable law, of all documents and records relating to the operation of the Fund required to be prepared or maintained by the Fund or its agents pursuant to applicable law; (B) the reconciliation of account information and balances among the Adviser and the Fund's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for Shares; (D) the notification to the Adviser of available funds for investment; and (E) the performance of fund accounting, including the calculation of the net asset value of the Shares;

         (ii) oversee the performance of administrative and professional services rendered to the Fund by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Funds;

         (iii) file or oversee the filing of each document required to be filed by the Fund in electronic format with SEC;

         (iv) be responsible for and assist in the preparation, filing and printing and the periodic updating of the Registration Statement and Prospectuses;

         (v) prepare and file or oversee the preparation and filing of the Fund's tax returns;

         (vi) oversee the preparation of financial statements and related reports to the Fund's shareholders, the SEC and state and other securities administrators;

         (vii) be responsible for and assist in the preparation and printing of proxy and information statements and any other communications to shareholders;

         (viii) provide certain officers of the Fund with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Fund;

         (ix) assist the Adviser in monitoring Fund holdings for compliance with Prospectus investment restrictions and assist in preparation of periodic compliance reports;

         (x) prepare, file and maintain the Fund's Organic Documents and minutes of meetings of Directors, Board committees and shareholders;


         (xi) with the cooperation of the Fund's counsel, Adviser, the officers of the Fund and other relevant parties, prepare and disseminate materials for meetings of the Board;

         (xii) maintain the Fund's existence and good standing under applicable state law;

         (xiii) monitor sales of Shares, ensure that the Shares are properly and duly registered with the SEC and register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions;

         (xiv) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Fund and other appropriate purposes;

         (xv) oversee the determination of the amount of and supervise the declaration of dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of the Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), and satisfy the diversification requirements under the Code, and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

         (xvi) advise the Fund and the Board on matters concerning the Fund and its affairs;

         (xvii) calculate, review and account for Fund expenses, report on Fund expenses on a periodic basis and pay all Fund bills;

         (xviii)  prepare Fund budgets,  pro-forma financial statements, expense
         and  profit/loss  projections  and  fee  waiver/expense   reimbursement
         projections on a periodic basis;

         (xix)    prepare financial statement expense information; and

         (xx) perform the recordkeeping, reporting and other tasks required to be performed by the Fund's administrator as specified in the various procedures adopted by the Board; provided, that Forum need not perform any such task except upon 60 days notice.

         (c) Forum shall provide such other services and assistance relating to the affairs of the Fund as the Fund or an Adviser may, from time to time, reasonably request. In addition, the lawyers who are employed by Forum or its affiliates shall provide any of the legal services identified in Appendix B hereto to the Fund, subject to satisfaction of the conditions contained in
Section 7(c). Forum shall not charge the Fund for providing the legal services identified in Appendix B, except for those matters designated as Special Legal Services, as to which Forum may charge, and, subject to review and approval by the Fund or outside counsel to the Fund, the Fund shall pay, an additional amount as reimbursement of the cost to Forum of providing the Special Legal Services. Nothing in this Agreement shall require Forum to provide any of the services listed in Appendix B, and each of those services may be performed by an outside vendor if appropriate in the judgment of Forum or the Fund.

         (d) Forum shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the Act including Rule 31a-1 thereunder. The books and records pertaining to the Fund that are in possession of Forum shall be the property of the Fund. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided promptly by Forum to the Fund or the Fund's authorized representatives. In the event the Fund designates a successor to any of Forum's obligations hereunder, Forum shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement.

         SECTION 3.  STANDARD OF CARE; LIMITATION OF LIABILITY.

         (a) Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to the Fund for any action or inaction of Forum in the absence of bad faith, willful misconduct or gross negligence or based upon information, instructions or requests made to Forum by an officer of the Fund duly authorized. Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused by circumstances beyond its reasonable control.

         (b) The Fund agrees to indemnify and hold harmless Forum, its employees, agents, officers and directors against and from any and all claims, judgments, losses, charges (including attorneys' fees) and other reasonable expenses arising out of Forum's actions or omissions that are consistent with the standard of care set forth in paragraph (a) of this section.

         (c) Forum agrees to indemnify and hold harmless the Fund, its employees, agents, officers and directors against and from any and all claims, judgments, losses, charges (including attorneys' fees) and other reasonable expenses arising out of Forum's actions or omissions that are not consistent with the standard of care set forth in paragraph (a) of this section.

         (d) Neither party shall be required to indemnify the other if, prior to confessing any claim against it which may be subject to indemnification, the indemnified party does not give the indemnifying party written notice of, and reasonable opportunity to defend against, the claim.

         SECTION 4.  COMPENSATION AND EXPENSES

         (a) In consideration of the administrative services provided by Forum pursuant to this Agreement, the Fund shall pay Forum the fees set forth in clause (i) of Appendix A hereto ("Administrative Services Fee"). Administrative Services Fees shall be accrued by the Fund daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. In consideration of certain additional services provided by Forum, the Fund shall pay Forum the fees set forth in clause (ii) of Appendix A hereto. These fees shall be payable (i) for those services for which an annual fee is charged ("Annual Charges"), in the same manner and at the same time as the Administrative Services Fees, and (ii) for other services, five days after notification to the Fund by Forum that the services were performed. Nothing in this Agreement shall require Forum to perform any of the services listed in clause (ii) of Appendix A hereto, as such services may be performed by an outside vendor if appropriate in the judgment of Forum and the Advisor.

         If Administrative Service Fees begin to accrue before the end of any month or if this Agreement terminates before the end of any month, all Administrative Services Fees and Annual Charges for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement the Fund shall pay to Forum such compensation as shall be payable prior to the effective date of termination.

         (b) Notwithstanding anything in this Agreement to the contrary, Forum and its affiliated persons may receive compensation or reimbursement from the Fund with respect to (i) the provision of services on behalf of the Fund in accordance with any distribution plan adopted by the Fund pursuant to Rule 12b-1 under the Act, (ii) the provision of shareholder support or other services,
(iii) service as a director or officer of the Fund and (iv) services to the Fund, which may include the types of services described in this Agreement, with respect to the creation of any Fund and the start-up of the Fund's operations.

         (c) In the event that this Agreement is terminated, Forum shall be reimbursed for all out-of-pocket costs and reasonable charges associated with promptly transferring to its successor administrator or such other person as designated by the Fund the original or copies of all accounts and records maintained by Forum under this Agreement, and for cooperating with, and providing reasonable assistance to its successor or other person in the establishment of the accounts and records necessary to carry out the successor's or other person's responsibilities.

         SECTION 5.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

         (a) This Agreement shall become effective as of the date first written above.

         (b) This Agreement shall continue in effect with respect to the Fund for a period of one year from its effectiveness and shall continue in effect for successive one year periods; provided, that continuance is specifically approved at least annually by the Board.

         (c) This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty (i) by the Board on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Fund. The obligations of Sections 3 and 4 shall survive any termination of this Agreement.

         (d) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either Forum or the Fund except by the specific written consent of the other party. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 6.  FORCE MAJEURE

         Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent Forum's obligations hereunder are to oversee or monitor the activities of third parties, Forum shall not be liable for any failure or delay in the performance of Forum's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Forum.

         SECTION 7.  ACTIVITIES OF FORUM

         (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's managers, officers or employees who also may be a director, officer or employee of the Fund, or persons who are otherwise affiliated persons of the Fund to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, fund, firm, individual or association.

         (b) Forum may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more corporations, funds, firms, individuals or associations, which may be affiliates of Forum, who agree to comply with the terms of this Agreement. Forum may pay those persons for their services, but no such payment will increase Forum's compensation from the Fund.

         (c) Without limiting the generality of the Sections 7(a) and (b), the Fund acknowledges that certain legal services may be provided to it by lawyers who are employed by Forum or its affiliates and who render services to Forum and its affiliates. A lawyer who provides such services to the Fund, and any lawyer who supervises such lawyer, although employed generally by Forum or its affiliates, will have a direct professional attorney-client relationship with the Fund. Those services for which such a direct relationship will exist are listed in Appendix B hereto. Provided (i) Forum agrees with any attorney performing legal services for the Fund to not direct the professional judgment of the attorney in performing those legal services and (ii) the attorney agrees to disclose to the Fund or to outside counsel to the Fund any circumstance in which a legal service the attorney proposes to provide relates to a matter in which the Fund and Forum or the Fund and any other investment company to which the attorney is providing legal services have or may have divergent legal or economic interests, the Fund may, upon advice of counsel to the Fund, waive the conflict of interest existing in such simultaneous representation, and the Fund agrees that, in the event the attorney ceases to represent the Fund, whether at the request of the Fund or otherwise, the attorney may continue thereafter to represent Forum, and the Fund expressly consents to such continued representation.

         SECTION 8.  COOPERATION WITH INDEPENDENT ACCOUNTANTS

         Forum shall cooperate, if applicable, with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         SECTION 9.  SERVICE DAYS

         Nothing contained in this Agreement is intended to or shall require Forum, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Fund. Functions or duties normally scheduled to be performed on any day which is not a business day of the Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

         SECTION 10. CONFIDENTIALITY. Forum agrees to treat all records and other information related to the Fund as proprietary information of the Fund and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the Securities and Exchange Commission;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         (c) release such other information as approved in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Forum may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Fund.

         SECTION 11.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Fund.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of New York.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," and "affiliated person" shall have the meanings ascribed thereto in the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                    SOUND SHORE FUND, INC.


                                    By:      /S/ T. GIBBS KANE, JR.
                                       -----------------------------------------
                                         T. Gibbs Kane, Jr.
                                         President


                                    FORUM ADMINISTRATIVE SERVICES, LLC


                                     By:     /S/ DAVID I. GOLDSTEIN
                                        ----------------------------------------
                                         David I. Goldstein
                                         Director

                                       A-1
                             SOUND SHORE FUND, INC.
                            ADMINISTRATION AGREEMENT

                                   APPENDIX A
                                FEES AND EXPENSES

(I)      ADMINISTRATION SERVICE FEES

                0.10% of the annual average of the daily net assets of the Fund.

(II)     OTHER FEES

              SERVICE PROVIDED                                 FEE

Preparation of Federal income tax and excise         $1500/fiscalperiod/Fund
tax returns and all applicable state income and other tax returns, including any extensions or amendments

Preparation and filing of a document with
the SEC in electronic format                         $200 plus (i) $5/text page
                                                      and (ii) $15/tabular page

                                       B-1
                             SOUND SHORE FUND, INC.
                            ADMINISTRATION AGREEMENT

                                   APPENDIX B
                                 LEGAL SERVICES


1. Advise the Fund on compliance with applicable U.S. laws and regulations with respect to matters that are WITHIN the ordinary course of the Fund's business.

2. Advise the Fund on compliance with applicable U.S. laws and regulations with respect to matters hat are OUTSIDE the ordinary course of the Fund's business(*).

3.   Liaison with the SEC.

4.   Draft correspondences to SEC and respond to SEC comments.

5.   Liaison with the Fund's outside counsel.

6.   Provide attorney letters to the Fund's auditors.

7.   Assist Fund outside counsel in the  preparation of exemptive  applications,
     no-action  letters,   prospectuses,   registration   statements  and  proxy
     statements and related material.

8. Prepare exemptive applications, no-action letters, prospectuses, registration statements and proxy statements and related material, and draft correspondences to SEC and respond to SEC comments with respect thereto(*).

9.   Prepare prospectus supplements.

10.  Review and authorize Section 24 filings.

11. Prepare and/or review agendas and minutes for and respond to inquiries at board and shareholder meetings regarding applicable U.S. laws and regulations.

12.  Prepare and/or review agreements between the Fund and any third parties.

Note:  Items designated with an (*) are Special Legal Services.